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                                                               Exhibit 10.03


                              SERVICES AGREEMENT

            This SERVICES AGREEMENT (this "Agreement"), dated November 24, 1998 (the "Effective Date"), by and among Penton Media, Inc., a Delaware corporation ("Penton"), Internet World Media, Inc., a Delaware corporation (the "Company"), and internet.com LLC, a Delaware limited liability company ("internet.com").

            WHEREAS, internet.com was formerly a wholly-owned subsidiary of the Company;

            WHEREAS, in connection with the acquisition of the Company by Penton, Alan M. Meckler, an individual, purchased an 80.1% interest in internet.com from the Company and the Company retained a 19.9% interest in internet.com;

            WHEREAS, internet.com's business consists of a network of Internet web sites that contains the latest news and resources for the Internet industry, directories of Internet products and services, back issues of the Company's print publications and information about the Company's Internet World and ISPCON trade shows and conferences (the "Business");

            WHEREAS, prior to the Effective Date of this Agreement, the Company provided to internet.com, and internet.com provided to the Company, certain services on a barter basis;

            WHEREAS, Penton and the Company desire to acquire from internet.com, and internet.com desires to acquire from Penton and the Company, the services set forth on the Schedules attached to this Agreement, pursuant to the terms and conditions provided herein and for no other purposes.

            NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

            Section 1. Services. Beginning on the Effective Date, (a) Penton and the Company will provide to internet.com the services set forth on Schedule A hereto and (b) internet.com will provide to Penton and the Company the services set forth on Schedule B hereto (in each case, the "Services"). The provision of Services to each party will be in a manner consistent with the Company's and internet.com's past practices, except as otherwise provided in the Schedules hereto.

            Section 2. Charges for Services. Except as set forth in the Schedules hereto, each party will provide the Services without charge and in consideration for the Services to be provided to such party by the other parties hereto.


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            Section 3. Term of Agreement. (a) This Agreement will commence on the Effective Date and will continue in full force and effect for a period of three (3) years from the Effective Date. This Agreement shall automatically renew for three-year terms unless terminated by Penton or the Company, on the one hand, or internet.com, on the other hand, in either case upon at least six months prior written notice to the other parties.

            (b) If majority ownership, or effective control, of internet.com is transferred to an unrelated third party without Penton's prior written consent, and internet.com terminates this Agreement pursuant to Section 3(a) hereof, internet.com will pay Penton a fee of $20 million.

            Section 4. Limitation of Liability. Except for willful misconduct or gross negligence, in no event will any party be liable to any other party for any damage, cost, claim of any nature whatsoever, including, without limitation, any lost profits, collateral, consequential, incidental, special or indirect damages, costs or claims arising out of or relating to the provision by such party of any Services to the other party.

            Section 5. Relationship of Parties. Except as specifically provided herein, none of the parties shall act or represent or hold itself out as having authority to act as an agent or partner of the other party, or in any way bind or commit the other party to any obligations. Any such act will create a separate liability in the party so acting to any and all third parties affected thereby. The rights, duties, obligations and liabilities of the parties shall be several and not joint or collective, and nothing contained in this Agreement shall be construed as creating a partnership, joint venture, agency, trust or other association of any kind, each party being individually responsible only for its obligations as set forth in this Agreement.

            Section 6. Remedies; Expenses of Enforcement. Each party will be entitled to all remedies available at law or in equity for the enforcement of this Agreement. In any action brought to enforce or contest any provision of this Agreement, the prevailing party will be entitled to recover all resulting costs and expenses, including, without limitation, reasonable attorneys' fees.

            Section 7. Complete Agreement. This Agreement, the Trademark Co-License Agreement and the Copyright Co-License Agreement, each dated the date hereof, between the Company and internet.com, and all Schedules attached hereto and thereto and incorporated herein and therein by this reference contain the entire agreement between the parties hereto with respect to the subject matter hereof and supersede any previous understandings or agreements, whether written or oral, in respect of such subject matter. There are no understandings, representations or warranties of any kind with respect to the Services.

            Section 8. Assignment. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties; provided, however, that no party may assign, transfer, encumber or grant to any third party a security interest in this Agreement or in any of its rights, duties or obligations hereunder, by operation of law or otherwise, without the


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prior written consent of the other parties, such consent not to be unreasonably withheld. Any assignment which does not comply with this Section 8 shall be void and of no legal effect.

            Section 9. Amendment; Waiver. No change to this Agreement will be valid unless in writing signed by an authorized representative of the parties hereto. The failure of any party to enforce any provision of this Agreement shall not be construed to be a waiver of such provision or the right of such party thereafter to enforce such provision or any other provision of this Agreement.

            Section 10. Severability. The illegality, invalidity or unenforceability of any part of this Agreement shall not affect the legality, validity or enforceability of the remainder of this Agreement. If any part of this Agreement shall be found to be illegal, invalid or unenforceable, then this Agreement shall be given such meaning as would make this Agreement legal, valid and enforceable in order to give effect to the intent of the parties.

            Section 11. Notices. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

            If to Penton:           Penton Media Inc.
                                    1100 Superior Avenue
                                    Cleveland, Ohio  44114
                                    Attn:  Thomas L. Kemp

            If to the Company:      Internet World Media Inc.
                                    20 Ketchum Street
                                    Wesport, Connecticut 06880
                                    Attn:  David Nussbaum

            If to internet.com:     internet.com LLC
                                    20 Ketchum Street
                                    Westport, Connecticut 06880
                                    Attn:  President

            Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other


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communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

            Section 12. Governing Law. This Agreement and all disputes arising under this Agreement shall be governed by, and interpreted in accordance with, the internal laws (and not the law of conflicts) of the State of New York.

            Section 13. Headings. The headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

            Section 14. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.


                                    PENTON MEDIA, INC.

                                    By:  /s/ Joseph NeCastro
                                       ------------------------------------
                                       Name: Joseph NeCastro
                                       Title:  Chief Financial Officer


                                    INTERNET WORLD MEDIA, INC.

                                    By:  /s/  Joseph NeCastro
                                       ------------------------------------
                                       Name:  Joseph NeCastro
                                       Title:  Chief Financial Officer


                                    Internet.com LLC

                                    By:  /s/  Alan M. Meckler
                                       ------------------------------------
                                       Name:  Alan M. Meckler
                                       Title:  Chairman and Chief Executive
                                               Officer


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                                  Schedule A

o The Company will grant internet.com a royalty-free license to use certain intellectual property of the Company pursuant to the terms and provisions of the form of the Trademark Co-License Agreement, attached hereto as Annex A, and the Copyright Co-License Agreement, attached hereto as Annex B (the "License Agreements").

o internet.com will receive one full-page advertisement at no charge in each issue of Internet World and Boardwatch.

o The Company will continue to print the sidebar entitled "Online Resources" in each issue of Internet World and Boardwatch.

o internet.com will be listed on all promotional literature as the only "Sponsoring Web Site" of the Company's trade shows.

o The Company will provide internet.com at no charge with 400 square feet of exhibit space at each of the Company's United States and Canadian trade shows.

o internet.com may purchase up to 400 square feet of exhibit space at each of the Company's trade shows outside of the United States and Canada at a 50% discount from the then current prices for repeat exhibitors.

o The Company will provide internet.com with 200 square feet of sales office space at each of the Company's trade shows in addition to any exhibit space internet.com may have at such trade show.

o The Company will provide internet.com with 10 passes to each of the Company's conferences and trade shows.

o The Company will provide internet.com at no charge with prominent hanging banners at each of the Company's United States and Canadian trade shows with sizes and quantities to be mutually agreed upon. internet.com will pay the costs of hanging and removing such banners.

o internet.com may purchase one prominent hanging banner at each of the Company's trade shows outside of the United States and Canada at a 50% discount from the then current prices for repeat exhibitors.

o internet.com will be listed prominently as a sponsor to appropriate conference tracks for each of the Company's trade United States and Canadian shows.

o     internet.com may rent the Company's mailing lists at a run cost plus 20%.


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o     internet.com may purchase (i) additional advertisement space in the
      Company's publications on a cost basis and (ii) additional exhibit space at the Company's other trade shows on a negotiated discount basis.

o The Company will provide to internet.com the services of at least two individuals to perform editorial/design work on internet.com's network of Internet web sites with respect to the Company's content contained on such site. These individuals may either be employees of the Company or, at the Company's expense, internet.com.

o Penton will obtain, or will cause internet.com to obtain, a line of credit in an amount not to exceed $6 million, which line of credit shall be guaranteed severally 30% by Penton and 70% by Alan M. Meckler.

o The Company will remit to internet.com, within five business days of receipt, amounts received from accounts receivable owed to iWorld Corporation (whether in the name of Mecklermedia Corporation, iWorld Corporation or otherwise) but paid to the Company on its behalf.

o The Company and internet.com will agree on an allocation of the media credits to be obtained by the Company upon settlement of certain litigation with McGraw-Hill, such settlement to be on the terms that the Company and internet.com mutually agree.


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                                   Schedule B

o internet.com will grant the Company a royalty-free license to use certain intellectual property of internet.com pursuant to the terms and provisions of the License Agreements.

o internet.com will continue to include on its Internet web site, in accordance with the License Agreements, back issues of the Company's print publications and information (including, without limitation, promotional and registration information) about the Company's Internet World and ISPCON trade shows and conferences including other potential new launches directly related to the Internet industry. The form in which this content is used will be minimally no different than as currently used in the Business, as pictured on the Annexes hereto.

o internet.com will provide to the Company advertisement banners on internet.com's Internet web site that are similar in nature to those currently in use, as pictured on the Annexes hereto. internet.com will provide a minimum of 2.3 million advertisement banners per month.

o Penton or the Company may purchase additional advertisement impressions on internet.com's web site for Penton's or the Company's other publications and trade shows on a negotiated discount basis.

o internet.com will reimburse the Company for its use of the Company's facilities, including reasonable rent payments not to exceed the occupancy cost per square foot actually paid by the Company to any third party.

o internet.com will reimburse the Company out of the credit line made available to internet.com for any amounts paid for the acquisitions of justsmil.com and isp.com.

o Earn out payments paid in connection with the acquisitions of isp-marketing.com and jumbo.com will be obligations of internet.com and not the Company or any successor to the Company and will not be paid until after the effective time of the acquisition of the Company by Penton, and internet.com will indemnify the Company for any earn out payments that the Company makes in connection with such acquisitions.

o The payment of $1.05 million 12 months after the acquisition of jumbo.com will be the obligation of internet.com and not the Company or any successor to the Company and will not be paid until after the effective time of the acquisition of the Company by Penton, and internet.com will indemnify the Company for any amounts paid by the Company with respect to such $1.05 million payment.


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